                                             Registration No. 333- ............
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)


               TEXAS                                74-1051605
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)             Identification Number)

         2707 NORTH LOOP WEST
            HOUSTON, TEXAS                              77008
 (Address of Principal Executive Offices)             (Zip Code)


                       STEWART & STEVENSON SERVICES, INC.
                      1993 NONOFFICER EMPLOYEE STOCK OPTION
                                      PLAN
                            (Full title of the plan)

                                  CARL B. KING
                                 P. O. BOX 1637
                            HOUSTON, TEXAS 77251-1637
                     (Name and address of agent for service)

                                 (713) 868-7700
          (Telephone number, including area code, of agent for service)

                                                CALCULATION OF REGISTRATION FEE
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        TITLE                                                 PROPOSED                 PROPOSED
    OF SECURITIES                     AMOUNT TO            MAXIMUM OFFERING        MAXIMUM AGGREGATE            AMOUNT OF
   TO BE REGISTERED                 BE REGISTERED         PRICE PER SHARE (1)      OFFERING PRICE (1)       REGISTRATION FEE
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Common Stock,
without par value
per share.............                  155,000                  $17.56                 $2,721,800                $250.41
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(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the high and low quoted transaction prices on April 9, 2002, for purposes of calculating the registration fee.


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                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      This registration statement relates only to additional securities of the same class for which another registration statement filed on this form relating to an employee benefit plan is effective. That Registration Statement on Form S-8 (Registrant No. 33-65404) filed July 1, 1993, is hereby incorporated herein by reference pursuant to General Instruction E to Form S-8.

ITEM 8.     EXHIBITS.

      The following exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-K.

      5.1   Opinion of William L. Moll, Jr., Managing Attorney for the Company.

      23.1  Consent of Arthur Andersen LLP, independent public accountants.

      23.2  Consent of William L. Moll, Jr., Managing Attorney for the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on the 12th day of April, 2002.

STEWART & STEVENSON SERVICES, INC.


By: /s/ MICHAEL L. GRIMES
    -------------------------------
    Michael L. Grimes
    President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of April, 2002.



/s/ ROBERT S. SULLIVAN                      /s/ HOWARD WOLF
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Robert S. Sullivan                          Howard Wolf
Director                                    Director


/s/ DONALD E. STEVENSON                     /s/ MICHAEL L. GRIMES
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Donald E. Stevenson                         Michael L. Grimes
Director                                    Director


/s/ CHARLES R. OFNER                        /s/ MAX L. LUKENS
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Charles R. Ofner                            Max L. Lukens
Director                                    Director


/s/ MONROE M. LUTHER                        /s/ C. JIM STEWART III
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Monroe M. Luther                            C. Jim Stewart III
Director                                    Director


/s/ KHLEBER V. ATTWELL                      /s/ DARVIN M. WINICK
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Khleber V. Attwell                          Darvin M. Winick
Director                                    Director

                                  EXHIBIT INDEX


5.1   Opinion of William L. Moll, Jr., Managing Attorney for the Company
23.1  Consent of Arthur Andersen LLP
23.2  Consent of William L. Moll, Jr.